EX-99.1 FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

EXHIBIT 99.1

INDEX TO FINANCIAL STATEMENTS

Page
Independent Auditors’ Report	2
Statement of Assets Acquired and Liabilities Assumed of Certain California Operating Assets Previously Owned by ICG Communications, Inc. and Acquired by Mpower Holding Corporation	3
Statement of Revenue and Direct Expenses of Certain California Operating Assets Previously Owned by ICG Communications, Inc. and Acquired by Mpower Holding Corporation	4
Notes to Financial Statements	5

Independent Auditors’ Report

To the Board of Directors of Mpower Holding Corporation:

We have audited the accompanying statement of assets acquired and liabilities assumed of certain operating assets previously owned by ICG Communications, Inc. and acquired by Mpower Holding Corporation as of December 31, 2004 (the “Business”) and the statement of revenue and direct expenses of certain California operating assets previously owned by ICG Communications, Inc. and acquired by Mpower Holding Corporation for the year ended December 31, 2004. These financial statements are the responsibility of Business’ management. Our responsibility is to express an opinion on these financial statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the current report on Form 8-K/A of Mpower Holding Corporation as described in Note 1 and are not intended to be a complete presentation of the Business’s financial position, results of operations or cash flows.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the net assets acquired and liabilities assumed as of December 31, 2004 and the revenue and direct expenses described in Note 1 of the Business for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Date: March 4, 2005	By:	/s/ Bonadio & Co., LLP
Bonadio & Co., LLP
Rochester, New York

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
OF CERTAIN CALIFORNIA OPERATING ASSETS PREVIOUSLY OWNED BY
ICG COMMUNICATIONS, INC. AND ACQUIRED BY MPOWER HOLDING CORPORATION

December 31, 2004
(in thousands)

Assets acquired:
Trade receivables, less allowance for doubtful accounts of $110	$1,037
Prepaid expenses and other assets	317
Property and equipment, net	8,789
Deposits	255
Total assets acquired	$10,398

Liabilities assumed:
Accounts payable	$206
Capital lease obligations for indefeasible rights to use fiber	24,830
Deferred revenue	5,894
Accrued liabilities	171
Other long-term liabilities	1,517
Total liabilities assumed	32,618

Assets acquired net of liabilities assumed	$(22,220)

The accompanying notes are an integral part of these statements.

STATEMENT OF REVENUE AND DIRECT EXPENSES
OF CERTAIN CALIFORNIA OPERATING ASSETS PREVIOUSLY OWNED BY
ICG COMMUNICATIONS, INC. AND ACQUIRED BY MPOWER HOLDING CORPORATION

For the year ended December 31, 2004
(in thousands)

Revenue	$41,691

Direct expenses:
Cost of revenue (exclusive of depreciation shown separately below)	35,439
Selling, general and administrative	13,424
Depreciation	3,786
Impairment loss on long-lived assets	7,269
Total direct expenses	59,918

Excess of direct expenses over revenue	$(18,227)

The accompanying notes are an integral part of these statements.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2004

NOTE 1 - DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

On January 1, 2005, Mpower Holding Corporation (“Holding”), the parent company of Mpower Communications Corp. (“Communications”, and collectively with Holding, “Mpower” or the “Company”), a competitive local telephone company that is a provider of broadband Internet access and telephone services to small and medium-sized business customers and residential customers throughout California, Las Vegas, Nevada and Chicago, Illinois, acquired ICG Communications, Inc.’s (“ICG”) California customer base and certain network assets, and assumed certain liabilities related to those assets (the “Business”) pursuant to an Asset Purchase Agreement (“Agreement”), dated October 22, 2004 by and among MCCC ICG Holdings, LLC (“MCCC”), ICG, Holding and Communications. ICG is a nationwide communications provider focused on delivering data and voice services to corporate customers, Internet service providers and telecommunication carriers using a network that ICG owned and operated. ICG was a publicly held company and Securities and Exchange Commission (the “Commission”) registrant until October 18, 2004 when it became a private entity through a merger transaction. As a result of this merger, MCCC owns 100% of the voting stock of ICG.

Holding purchased these assets for (i) $13.5 million in the form of 10,740,030 shares of Holding common stock and (ii) warrants to purchase another 2,000,000 shares of Holding common stock with an exercise price of $1.383 per share. Holding also assumed certain capital leases of the Business, including its long-term leases for its fiber network. These leases have an approximate value of $24 million.

The accompanying statements were prepared from the books and records maintained by ICG, of which the Business represented only a portion of the total operations of ICG. The Business was not a separate legal entity of ICG and was never structured, operated or accounted for as a separate business, business segment or operating unit. The Company believes that providing full financial statements for the Business would not be meaningful as only specific assets were acquired and only specific liabilities were assumed and certain accounts were not pushed down to the Business by ICG and are not otherwise available without significant time and cost burdens. These statements are therefore not indicative of the financial condition or results of operations of the Business going forward due to the changes in the Business and the omission of various operating expenses. Further, these statements utilize the historical cost basis and do not include any adjustments or allocations of purchase price related to the acquisition of ICG by MCCC on October 18, 2004.

The accompanying statement of assets acquired and liabilities assumed as of December 31, 2004 of the Business and the related statement of revenue and direct expenses for the year ended December 31, 2004 have been prepared for the purpose of complying with the rules and regulations of the Commission and for inclusion in a current report on Form 8-K/A of Holding.

A statement of cash flows is not presented because Holding did not purchase all of the assets nor assume all of the liabilities of ICG and preparation of such information was deemed to be not meaningful and impractical given the nature of the statements and information available relative to the assets acquired and liabilities assumed. ICG’s cash management system was not designed to allocate cash and related financing transactions, and transaction systems were not designed to track certain liabilities and cash receipts and payments on a Business-specific basis. All operating activities of the Business were funded by ICG. In addition, a statement of stockholders’ equity is not presented as the Agreement was structured such that only certain assets were acquired and only certain liabilities were assumed by Holding.

The statement of revenue and direct expenses includes the revenue and direct expenses of the Business in 2004, including certain portions of the Business sold by ICG earlier in 2004. Direct expenses include salaries and wages, fringe benefits, rent, utilities, supplies, depreciation, and other expenses directly associated with revenue-generating activities of the Business. Direct expenses also include allocations of certain other selling, general and administrative expenses, such as provisioning/customer service activation, billing, information systems and procurement costs in the amount of $5.1 million. These expenses have been allocated using a percentage of California revenue to total revenues as a basis. In the opinion of management, this method of allocating costs is reasonable and has been consistently applied. However, the resulting allocated costs are not intended to and do not necessarily equal the costs that the Business would have incurred on a stand-alone basis.

The statement of revenue and direct expenses does not include charges from ICG for treasury, tax, legal, advertising and other similar functions because ICG accounted for such items as corporate level expenses and did not allocate them to individual business markets, including the Business. Similarly, there is no allocation of interest or income tax expense.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying statements follows:

A. Revenue Recognition

The Business recognizes revenue when the service is provided to the customer. Most revenue is billed in advance on a fixed rate basis. The remainder of revenue is billed in arrears on a transactional basis determined by customer usage. Fees billed in connection with customer installation and other upfront charges are deferred and recognized as revenue ratably over the estimated average contract life of two years.

The Business recognizes revenue at the amount it expects to realize, which includes billing and service adjustments. Valuation allowances for uncollectible accounts receivable are established through a charge to selling, general and administrative expenses. The Business assesses the adequacy of this reserve periodically, evaluating general factors such as the length of time individual receivables are past due, historical collection experience, the economic and competitive environment, and changes in the credit worthiness of customers. The Business also assesses the ability of specific customers to meet their financial obligations and establishes specific valuation allowances based on the amount the Business expects to collect from these customers, as considered necessary. If circumstances relating to specific customers change or economic conditions improve or worsen such that past collection experience and assessment of the economic environment are no longer relevant, the estimate of the recoverability of the Business trade receivables may change. Trade receivables at December 31, 2004 on the accompanying statement of assets acquired and liabilities assumed represent amounts billed to Business customers at December 31, 2004 for services to be provided in 2005. These advance billings for services not yet provided are deferred and recognized as revenue in the period in which service is provided. Accordingly, these amounts are also shown as deferred revenue on the statement of assets acquired and liabilities assumed. All other trade receivables of the Business for services rendered prior to January 1, 2005 were not among the assets acquired by Holding under the Agreement.

The Business’ revenue for the year ended December 31, 2004 was generated from the following products and services (in thousands):

Converged and Data Services	$2,231
Voice Services	8,440
Private Line Services	18,834
Dial-Up Services	5,748
Inter-Carrier Compensation	6,438
$41,691

ICG sold its dial-up services operations on April 1, 2004. A portion of inter-carrier compensation related to dial-up services was part of that transaction.

In the past, ICG entered into indefeasible rights-of-use agreements with other telecommunications services providers to lease fiber and other infrastructure. ICG had generally recorded deferred revenue at the inception of the agreement when cash was received and recognized revenue ratably over the term of the agreement. Revenue from these indefeasible rights-of-use agreements of the Business, excluding maintenance, totaled approximately $1.9 million in 2004 and is included in private line services revenue. The unamortized portion of this Agreement is included in deferred revenue on the Statement of Assets Acquired and Liabilities Assumed.

B. Cost of Revenue

Cost of revenue consists primarily of payments to other local exchange carriers and long distance carriers for the use of network facilities to support local, special, switched access, and long distance services as well as internal network operating costs, right of way fees and other operating costs. Internal network operating costs include the cost of engineering and operations personnel dedicated to the operations and maintenance of the network.

The Business leases certain network facilities, primarily circuits, from other local exchange carriers to augment its owned infrastructure for which it is generally billed a fixed monthly fee. The Business also uses the facilities of other carriers for which it is billed on a usage basis.

The Business recognizes the cost of these facilities or services when it is billed in accordance with contractual requirements and disputes incorrect billings. The most prevalent types of disputes include those for circuits that are not disconnected on a timely basis and usage bills with incorrect or inadequate call detail records. Depending on the type and complexity of the issues involved, it may take several quarters to resolve disputes.

In determining the amount of such expenses to reflect in its statements, the Business considers the adequacy of documentation of disconnect notices, compliance with prevailing contractual requirements for submitting such disconnect notices and disputes to the provider of the facilities, and compliance with its interconnection agreements with these carriers. Significant judgment is required in estimating the ultimate outcome of the dispute resolution process, as well as any other amounts that may be incurred to conclude the negotiations or settle any litigation. Cost of revenue is exclusive of depreciation expense related to the Business’ network and long-term capacity agreements that is included in “depreciation” presented separately in the accompanying statement of revenue and direct expenses.

C. Prepaid Expenses and Other Assets

Prepaid expenses consist of prepaid maintenance agreements assumed by Holding. The prepaid maintenance agreements are expensed on a straight-line basis over the corresponding term of the underlying agreements. Other assets include deposits received from the Business’ customers and cash collateral posted for surety bonds required by certain municipalities and vendors.

D. Property and Equipment

Property and equipment includes machinery and equipment, fiber optic equipment and indefeasible rights to use fiber (“IRUs”). Property and equipment are recorded at historical cost, net of reductions resulting from Fresh Start Accounting under Statement of Position (“SOP”) 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” recorded by ICG in October 2002 and impairments determined under Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Costs associated directly with network construction, service installations and development of business support systems, including employee related costs, and interest expense incurred during the construction period, are capitalized. Depreciation is calculated on a straight-line basis over the assets’ estimated useful lives, which are determined based on historical usage with consideration given to technological changes, trends in the industry and other economic factors that could impact the network architecture and asset utilization.

Equipment acquired under capital leases is recorded at the lower of the fair value of the asset or the net present value of the minimum lease payments at the inception of the lease, net of reductions from Fresh Start Accounting and impairment write-downs. Amortization of equipment held under capital leases is included in depreciation expense, and is calculated on a straight-line basis over the estimated useful lives of the assets, or the related lease term, whichever is shorter.

E. Income Taxes

No provision for or benefit from income taxes has been provided in the accompanying statements as the Business was not a distinct legal entity and was not operated as a stand-alone business. Therefore, no allocation of ICG's income tax provision/benefit has been made to the Business.

Pursuant to the Agreement, no tax-related assets or liabilities were acquired or assumed by Holding and, accordingly, no tax-related assets or liabilities are reflected in the accompanying statement of assets acquired and liabilities assumed.

F. Use of Estimates in Preparing Financial Statements

The preparation of these statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as disclosures of contingent assets and liabilities. Actual results could differ from those estimates.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following (as of December 31, 2004, in thousands):

		Estimated useful life
Machinery and equipment	$234	3 to 8 years
Fiber optic equipment	1,328	8 years
Fiber optic network	7,545	2 to 20 years
Packet switch equipment	84	3 years
Construction in progress	195	n/a
	9,386
Less accumulated depreciation	597
	$8,789

Depreciation Expense for 2004 was $3,786.

The Business leases certain fiber equipment under various capital lease arrangements. Assets recorded under capitalized lease agreements included in property and equipment at December 31, 2004 were $7.5 million, less accumulated depreciation of $0.3 million at December 31, 2004.

ICG has adopted SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS 143 requires that a liability for the fair value of an asset retirement obligation be recognized in the period in which it is incurred, with the offsetting associated asset retirement cost capitalized as part of the carrying amount of the long-lived asset. The asset retirement cost is subsequently allocated to expense using a systematic and rational method over the useful life of the related asset. Changes in the asset retirement obligation resulting from the passage of time are recognized as an increase in the carrying amount of the liability and as accretion expense. The adoption of SFAS 143 resulted in the establishment of asset retirement obligations of $0.9 million for the Business, which were recorded in other long-term liabilities and property and equipment, net, in the accompanying statement of assets acquired and liabilities assumed.

The Business provides for the impairment of long-lived assets pursuant to SFAS No. 144, which requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of its assets may not be recoverable. An impairment loss is recognized when the assets’ carrying value exceeds both the assets’ estimated undiscounted future cash flows, excluding interest, and the assets’ estimated fair value. Measurement of the impairment loss is then based on the estimated fair value of the assets. Considerable judgment is required to project such future cash flows and, if required, to estimate the fair value of the long-lived assets and the amount of the impairment.

The telecommunications industry, in which ICG operated, has experienced significant declines due to pricing pressures and overcapacity requiring ICG to review its long-lived assets for impairment. During 2004, ICG undertook an assessment of whether its network assets were impaired in connection with its evaluation of strategic alternatives. The result of this assessment, based on the undiscounted cash flows, was the determination that certain long-lived assets were impaired as of June 30, 2004. In order to adjust impaired property and equipment to estimated fair values, ICG recorded a non-cash impairment charge in the second quarter of 2004 of approximately $7.3 million related to the Business. The fair value of property and equipment was generally allocated to the individual assets on a pro rata basis. The fair value of the impaired assets at June 30, 2004 became the new cost basis and subsequent depreciation was calculated utilizing the new cost basis over the remaining estimated useful lives of the assets.

NOTE 4 - CAPITAL LEASE OBLIGATIONS

The Business leases certain portions of its network under capital lease obligations.

As of December 31, 2004, the future minimum lease payments on these capital leases were as follows (in thousands):

Years ending December 31
2005	$3,975
2006	3,975
2007	3,975
2008	3,975
2009	3,975
Thereafter	43,726
63,601
Less amount representing interest	(38,771)
Present value of minimum lease payments	$24,830

NOTE 5 - COMMITMENTS AND CONTINGENGIES

The Business has operating leases for certain switch and network equipment, space and certain other office equipment. Future minimum lease payments under noncancellable operating leases that were assumed by Holding are as follows (in thousands):

Years ending December 31
2005	$3,986
2006	3,773
2007	2,807
2008	1,486
2009	881
Thereafter	336
$13,269

Rent expense for the operating leases assumed was $8.3 million for the year ended December 31, 2004.